CONFIDENTIAL
                                  ------------

                                February 18, 2003

BY HAND DELIVERY
----------------

Mr. Cameron D. McKeel
1267 Mary Street
Camden, Arkansas 71701

Dear Mr. McKeel:

     This letter sets forth the terms and conditions of your separation as an employee of HCB Bancshares, Inc. (the "Company") and HEARTLAND Community Bank (the "Bank"). Upon your acceptance of the terms and conditions set forth in this letter agreement and general release (referred to herein as the "Letter
Agreement"), the Company and the Bank will provide you with the severance package described below pursuant to the conditions set forth in this Letter Agreement. Please review this document carefully and, if you choose, consult an attorney of your choice. Your signing of this Letter Agreement also constitutes an acknowledgement by you that there is consideration from the Company and the Bank to you for the provisions contained in this Letter Agreement.

     1. LAST DATE OF EMPLOYMENT.
        ------------------------
     Your last date of employment with the Company and the Bank is February 17, 2003 (the "Termination Date"). You will be paid your salary through February 17, 2003, in accordance with Bank's regular payroll practices. In addition, you will be paid for your unused vacation time accrued through the date of this Letter Agreement in accordance with the Company's and the Bank's policies on payment of unused vacation time. All other monies due and owing have been paid to you. Effective as of the date of this Letter Agreement, you acknowledge that you have resigned as an officer of the Company and the Bank and of any of their respective divisions, parent corporations, subsidiaries, related companies and affiliates. You further acknowledge that you previously resigned as a director of the Company and the Bank effective February 7, 2003.

     2. OTHER HEALTH AND INSURANCE BENEFITS.
        ------------------------------------
     You are entitled to participate in the Consolidated Omnibus Budget Reconciliation Act ("COBRA") relating to the continuation of medical and dental insurance benefits for you. The Bank will pay 70% of your entire COBRA premium for the current medical and dental benefits (for family coverage) for COBRA continuation coverage for the period from February 17, 2003 through February 28, 2003. Thereafter (if you elect COBRA coverage), you will be responsible for the entire cost of the coverage. The Bank will send you a notice specifically relating to these COBRA benefits under separate cover.

Mr. Cameron D. McKeel
February 18, 2003
Page 2

     All other employee benefits not specifically continued by this Letter Agreement terminated effective February 17, 2003. The provisions contained in this paragraph are not intended to extend your COBRA continuation coverage beyond the otherwise applicable COBRA period. The benefits set forth in this paragraph are conditioned on your signing this Letter Agreement.

     3. ADDITIONAL COMPENSATION.
        ------------------------

     The Bank will pay you no later the tenth day following the date on which you execute this Letter Agreement the gross sum of $75,000.00. The Bank will withhold from this amount all applicable federal, state and local taxes, and other designated or required withholdings.

     In addition, the Bank will pay you no later the tenth day following the date on which you execute this Letter Agreement the gross sum of $5,922.19. The Bank will withhold from this amount all applicable federal, state and local taxes, and other designated or required withholdings.

     In addition, the Bank will, at its expense, continue to provide you with the life insurance you currently receive for the period from February 17, 2003 through November 30, 2003. Your disability insurance will be discontinued effective February 17, 2003.

     You agree that the consideration set forth in paragraph 3 of this Letter Agreement constitutes an enhanced separation package to which you would not otherwise be entitled, and you agree that this consideration is adequate and satisfactory to you.

     4. PARTICIPATION IN COMPANY AND BANK BENEFIT PLANS
        -----------------------------------------------

     (a) You shall be entitled to receive payments, benefits, distributions and awards, to the extent such payments, benefits, distributions and awards are vested as of February 17, 2003, from the following Company and Bank benefit plans in which you currently participate: (i) the HCB Bancshares, Inc. Employee Stock Ownership Plan (the "ESOP"); (ii) the HCB Bancshares, Inc. 1998 Stock Option Plan; and (iii) the First Federal Savings and Loan Association Directors' Retirement Plan (such benefit plans are collectively referred to herein as the "Plans"). Such payments, benefits, distributions and awards will be made at such times and in such forms, and in all other manners will be effected, in accordance with the terms of the Plans as are currently in effect and pursuant to such election forms, most currently in effect, as you have completed pursuant to such Plans as of the date of this Letter Agreement.

     (b) You agree that you will forfeit unvested benefits or awards previously made to you under the Plans. In addition, you acknowledge that you will forfeit 5,290 unvested shares of restricted Company Common Stock awarded to you under the HCB Bancshares, Inc. Management Recognition Plan, which shares have not vested as of the date of this Letter Agreement.

Mr. Cameron D. McKeel
February 18, 2003
Page 3

     5. DELIVERY OF PAYMENTS.
        ---------------------

     Any payments made in connection with this Letter Agreement will be made pursuant to the Company's and the Bank's standard practices and pursuant to the terms of the applicable benefit plan under which payment is made. Your pay statement will be sent to your home address, by United States first class mail.

     6. RETURN OF COMPANY AND BANK PROPERTY.
        ------------------------------------

     You hereby represent and warrant that you have returned to the Company and the Bank any and all of their property and documents you may have in your possession, custody or control, including but not limited to any keys to any Company or Bank office or to the office of any subsidiary of the Company or the Bank.

     7. CONFIDENTIALITY.
        ----------------

     The terms and conditions of this Letter Agreement shall be kept confidential by you until such time as the Company files this Agreement pursuant to the Securities Exchange Act of 1934, as amended, except that you may disclose the terms and conditions of this Letter Agreement to your spouse, attorney(s) and/or tax advisor provided that they also agree to keep this Letter Agreement and its terms and conditions confidential.

     8. GENERAL RELEASE.
        ----------------

     (a) In consideration for the above payments, and all of the terms of this Letter Agreement, you, Cameron D. McKeel, for yourself, your agents, representatives, executors, administrators, heirs, successors and assigns, and all persons connected therewith who might claim by, through or under them or any of them (individually and collectively referred to as "Releasors"), do hereby release, remise and forever discharge HCB Bancshares, Inc., HEARTLAND Community Bank, and all of their respective divisions, parent corporations, subsidiaries, related companies and affiliates, and all of their present and former officers, directors, employees, predecessors, successors, heirs, assigns, agents, attorneys, representatives, executors and administrators and any other person, firm, corporation or other entity charged or chargeable with responsibility or liability for the actions of any of them (individually and collectively referred to as "Releasees") of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys' fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which the Releasors have had, now have, shall or may have in the future, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever from the beginning of time up to and including the date that this Letter Agreement becomes effective.

     (b) By the release set forth above, you, Cameron D. McKeel, acknowledge that you and all Releasors are giving up all claims and causes of action against Releasees,

Mr. Cameron D. McKeel
February 18, 2003
Page 4

including but not limited to all claims and causes of action related to your employment with the Company and the Bank and the termination of that employment, including claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, impairment of economic opportunity, intentional or negligent infliction of emotional distress, any and all other torts, and claims for attorneys' fees and costs, as well as the following statutory claims described below.

     (c) You, Cameron D. McKeel, further acknowledge that various local, state and federal laws prohibit discrimination based on age, gender, race, color, national origin, religion, disability, veterans' status or other protected classifications. These include, but are not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 2000e et seq., the Civil Rights Act of 1866 and 1870, and the Civil Rights Act of 1991 (relating to gender, national origin, religion, race and certain other kinds of job discrimination); the Age Discrimination in Employment Act, 29 U.S.C. section 621 et seq., and the Older Worker Benefit Protection Act, 29 U.S.C. section 626(f) (relating to age discrimination in employment); the Rehabilitation Act of 1973, 29 U.S.C. section 701 et seq., and the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq. (relating to discrimination on the basis of disability); Arkansas Civil Rights Act of 1993, section 16-123-101 et seq. (state law prohibiting discrimination in employment on various bases). You also understand and acknowledge that there are various federal and state laws governing employee benefit issues, wage and hour issues, and other employment issues, including, but not limited to, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Fair Labor Standards Act, 29 U.S.C. section 201 et seq., the Equal Pay Act of 1963, the Family and Medical Leave Act of 1993, the Arkansas Equal Pay Law, Arkansas wage and hour laws, and various state wage payment and/or hour laws. You acknowledge that you are giving up any claims you may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order, rule or regulation relating to discrimination in employment, wage and hour issues, or in any way pertaining to employment relationships.

     (d) You further agree that neither you, nor anyone on your behalf shall or may seek, make application for, or be entitled to recover attorneys' fees and costs pursuant to any of the aforementioned federal, state, municipal statutes, orders, rules or regulations, or any other such laws. You understand and acknowledge that the release set forth in this paragraph applies to all causes of action or claims against Releasees, including but not limited to, employment-related claims, which you now have or may have had from the beginning of time up to the date that this Letter Agreement becomes effective.

     (e)  You further acknowledge and represent as follows:

          (i) You have carefully read and fully understand all of the provisions of this Letter Agreement, including the fact that you have agreed to release and forever discharge the Releasees from any legal action arising out of your employment with the Company and the Bank, the terms and conditions of such employment, and the termination of that employment;

Mr. Cameron D. McKeel
February 18, 2003
Page 5

          (ii) You waive all rights or claims against Releasees under the Age Discrimination and Employment Act, 29 U.S.C. section 621 et seq. ("ADEA") or otherwise, knowingly and voluntarily in exchange for consideration of value to which you are not otherwise entitled;

          (iii) You have been advised in writing by the Company and the Bank, and you have been given a reasonable opportunity, to consult with an attorney or advisor of your choice in connection with this Letter Agreement, and your decision to waive any rights or claims you may have against Releasees under the ADEA or otherwise;

          (iv) You have been given a period of at least twenty-one (21) days within which to consider this Letter Agreement and your decision to enter into this Letter Agreement;

          (v) You have been informed by the Company and the Bank, that you have a period of seven (7) days from the date of execution to revoke this Letter Agreement, which shall not become effective or enforceable until this revocation period has expired;

          (vi) You understand that any revocation you make shall be in writing, sent by facsimile, hand delivery or overnight mail to Paula Bergstrom, Corporate Secretary for the Bank, at HEARTLAND Community Bank, 237 Jackson Street, Camden, Arkansas 71701; and

          (vii) You further understand that if you revoke your acceptance as described above, this Letter Agreement shall be null and void in its entirety.

     9. RESTRICTIONS ON USE OF CONFIDENTIAL INFORMATION.
        ------------------------------------------------

     During your employment by the Company and the Bank, you acquired information concerning the Company's and the Bank's business plans, methods of doing business, trade secrets, financial affairs, financial and other record systems, pricing, computer programs and system documentation, and computer hardware and software programs, as well as information concerning the business and affairs of the Company's and the Bank's present affiliates, and information concerning their clients, potential clients, and other confidential or proprietary information belonging to or relating to the Company or the Bank or any present affiliate (any of the foregoing to be referred to as "Confidential Information" herein). You agree that you always will maintain as secret and will not disclose any Confidential Information to any third party without the prior express written authorization of one of the Company's or the Bank's officers.

Mr. Cameron D. McKeel
February 18, 2003
Page 6



     10. NO RE-EMPLOYMENT.
         -----------------

     You agree that your employment relationship with the Company and the Bank has been permanently and irrevocably severed as of February 17, 2003, and you release any right or claimed right to re-employment or reinstatement with the Company and the Bank. You further agree that you will not seek employment in the future with the Company and the Bank or any of their divisions, parent corporations, affiliates, subsidiaries or related companies.

     11. UNEMPLOYMENT COMPENSATION.
         --------------------------

     The Company and the Bank will not contest or object to any application you may make for unemployment compensation.

     12. INFORMATION TO FUTURE EMPLOYERS.
         --------------------------------

     The Company and the Bank will provide, if requested, confirmation of the dates of your employment, your job title and your salary.

     13. NO ADMISSION.
         -------------

     This Letter Agreement is not, and shall not be construed to be, an admission of liability, culpability or any other legal conclusion. You and the Company and the Bank expressly agree and understand that no party to this Letter Agreement is to be considered the "prevailing" or "successful" party within the meaning of any federal, state or local statute, ordinance, rule or regulation.

     14. SATISFACTORY AND COMPLETE PACKAGE.
         ----------------------------------

     The compensation package described in this Letter Agreement is an enhanced salary continuation and benefits package that you acknowledge is adequate and satisfactory to you. You further acknowledge and agree that you are not entitled to and will not seek payment of any other compensation or benefits from the Company or the Bank or any of Releasees, including but not limited to, salary, vacation or sick pay, bonus, reimbursement of expenses, or payment for various employee benefits.

     15. COOPERATION ON PUBLIC ANNOUNCEMENTS
         -----------------------------------

     You and the Company and the Bank agree to cooperate in the preparation of any public announcements to be made regarding your termination of service with the Company and the Bank and of any of their respective divisions, parent corporations, subsidiaries, related companies and affiliates and this Letter Agreement.

Mr. Cameron D. McKeel
February 18, 2003
Page 7





     16. NO DISPARAGING COMMENTS OR RELATED ACTIVITIES
         ---------------------------------------------

     (a) You shall not make any comment or remark, or give any advice or opinion, at any time, that impugns the integrity or harms the financial position of the Company or the Bank and/or the Company's or the Bank's current or prior directors, officers, employees, agents or customers. The Company and the Bank will not disparage or make any derogatory comments about you to any prospective employers. The Company's and the Bank's stated position with regard to your departure from the Company and the Bank will be that you voluntarily resigned.

     (b) Mr. McKeel agrees that he will not (a) solicit proxies, or participate in any manner in the solicitation of proxies, from the Company's stockholders to elect persons to the Board of Directors or to approve shareholder proposals, or
(b) make any public statement critical of the Company, its Board of Directors or management.

     17. ASSIGNMENT, SUCCESSORS, ETC.
         ----------------------------

     This Letter Agreement may be assigned by the Company and the Bank and will take effect for the benefit of any successors or assigns of the Company and the Bank created by merger, reorganization, sale of assets or otherwise. You hereby consent and agree to such assignment and enforcement of such rights and obligations by the Company's and the Bank's successors or assigns.

     18. ENTIRE AGREEMENT.
         -----------------

     You acknowledge that this Letter Agreement is our entire agreement. You acknowledge that there are no representations by the Company or the Bank, oral or written, which are not set forth in this Letter Agreement upon which you relied in signing this Letter Agreement. You further acknowledge that the headings in this Letter Agreement are for convenience only and have no bearing on the meaning of this Letter Agreement. You and the Company and the Bank also agree that this Letter Agreement cannot be altered, modified or otherwise changed except by a writing signed by all of us.

     19. ACKNOWLEDGMENT.
         ---------------

     YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS LETTER AGREEMENT AND THAT YOU HAD THE OPPORTUNITY TO DISCUSS THIS LETTER AGREEMENT WITH AN ATTORNEY OF YOUR CHOICE. YOU FURTHER UNDERSTAND THAT BY SIGNING THIS LETTER AGREEMENT WHICH CONTAINS A GENERAL RELEASE, YOU ARE GIVING UP YOUR RIGHT TO BRING ANY CLAIMS, COMPLAINTS OR OTHER LEGAL ACTION AGAINST THE COMPANY AND THE BANK OR ANY OF THEIR RELATED COMPANIES DESCRIBED ABOVE. YOU ACKNOWLEDGE THAT YOU ARE ENTERING INTO THIS

Mr. Cameron D. McKeel
February 18, 2003
Page 8

LETTER AGREEMENT KNOWINGLY, VOLUNTARILY AND OF YOUR OWN FREE WILL, AND INTENDING TO BE LEGALLY BOUND THEREBY.

     If you choose to accept the terms of this Letter Agreement, you must sign it and return it to me by Tuesday, March 11, 2003. If you do not return it to us signed and notarized by that date, we shall assume that you have elected not to accept the terms and conditions of this Letter Agreement and it shall be considered null and void. Your signature below indicates your acceptance of this Letter Agreement and shall cause this Letter Agreement to be binding upon you, your heirs, representatives and assigns.

     We wish you success in the future.

                                       Very truly yours,

                                       HCB BANCSHARES, INC.


                                       By:/s/ Vida H. Lampkin
                                          --------------------------------------
                                          Vida H. Lampkin
                                          Chairman of the Board

                                        HEARTLAND COMMUNITY BANK


                                        By:/s/ Vida H. Lampkin
                                           -------------------------------------
                                           Vida H. Lampkin
                                           Chairman of the Board

Accepted and Agreed to on
this 19 day of February, 2003.
     --        --------

By:/s/ Cameron D. McKeel
   ---------------------------------------
   Cameron D. McKeel


Sworn to and subscribed before me
this 19 day of February, 2003.
     --        --------


/s/ Jennifer Patterson
--------------------------------------
Notary Public